Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Zevra Therapeutics, Inc. (f/k/a KemPharm, Inc.) of our report dated March 30, 2022, relating to the financial statements of KemPharm, Inc. for the year ended December 31, 2021, appearing in the Annual Report on Form 10-K of Zevra Therapeutics, Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Orlando, Florida

February 2, 2024

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